Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

June 13, 2018

Mateon Therapeutics, Inc.

701 Gateway Blvd., Suite 210

South San Francisco, California 94080

Ladies and Gentlemen:

This opinion is furnished to you in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-[•]) (the “Registration Statement”) filed by Mateon Therapeutics, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 13, 2018, with respect to the resale of (i) up to 14,875,000 shares of Common Stock of the Company, $0.01 par value per share (such stock, the “Common Stock”; such shares of Common Stock, the “Shares”), (ii) warrants to purchase up to 7,437,500 shares of Common Stock (the “A Warrants”) (iii) warrants to purchase up to 7,437,500 shares of Common Stock (the “B Warrants”) and (iv) warrants to purchase up to 1,487,500 shares of common stock (the “Placement Agent Warrants”, together with the A Warrants and the B Warrants, the “Warrants”); such shares of Common Stock, the shares of Common Stock issuable upon exercise of the A Warrants; the shares of Common Stock issuable upon exercise of the B Warrants, and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants collectively referred to herein as the “Securities”) proposed to be offered and sold by the selling securityholders named therein.

The Securities are to be sold by the selling securityholders pursuant to a prospectus to be filed with the Registration Statement (the “Prospectus”) and the Warrants.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (ii) certain resolutions of the Board of Directors of the Company relating to the sale of the Securities; (iv) the Warrants; and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, as subject to the limitations set forth herein, we are of the opinion that (i) with respect to shares of Common Stock issuable upon exercise of the Warrants when issued in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable, and (ii) the Shares are validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 13, 2018

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.